SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2006 (April 25, 2006)
PRIVATE BUSINESS, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	000-25959 (Commission File Number)	62-1453841 (IRS Employer Identification No.)
9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027
(Address of principal executive offices)
615-221-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
     On April 26, 2006, Private Business, Inc. (“PBiz” or the “Company”) filed a registration statement on Form S-1 with the Securities and Exchange Commission in connection with a proposed secondary public offering. On April 25, 2006, the Company entered into a Redemption and Recapitalization Agreement (the “Redemption Agreement”) with Lightyear PBI Holdings, LLC (“Lightyear”). Lightyear is the beneficial owner of approximately 54% of PBiz’s common stock. A copy of the Redemption Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The material terms of the Redemption Agreement are described below.
Redemption of Preferred Stock
     At the closing of the proposed offering, the Redemption Agreement provides that Lightyear will surrender to the Company for cancellation all of its Series A preferred stock and Series C preferred stock. In exchange, the Company will pay Lightyear a purchase price equal to the liquidation preference of those shares, which includes all accrued and unpaid dividends. The liquidation preference is estimated to be approximately $32.1 million, assuming an offering closing date of July 1, 2006.
Recapitalization of Warrants
     The Redemption Agreement also provides that, at the closing of the offering, Lightyear will surrender for cancellation:
•	the warrant issued to Lightyear in January 2004, which entitles Lightyear to purchase 16,000,000 shares of common stock at an exercise price of $1.25 per share; and

•	the warrants issued to Lightyear in April 2006, which entitles Lightyear to purchase 767,046 shares of common stock at an exercise price of $1.32.
     To recapitalize these warrants, the Company will issue that number of shares of common stock equal to 14.9% of the fully diluted common stock as of the closing of the offering. For purposes of this calculation under the Redemption Agreement, the fully diluted common stock as of the closing of the offering means:
•	the number of shares of common stock issued and outstanding immediately following the closing, excluding shares underlying (A) the preferred stock and warrants owned by Lightyear and (B) the Company’s Series B preferred stock, which the Company will redeem from the holder of that stock for approximately $2.1 million in cash, as promptly as practicable following closing; plus

•	1,060,606 shares of common stock, which is the number of shares the Company agreed with Lightyear as representing the estimated number of shares the Company is obligated to be issued pursuant to the former members of Captiva Solutions, LLC under an earnout arrangement in the Company’s merger agreement with Captiva; plus

•	the number of shares of common stock allocable to the issued and outstanding options to purchase common stock as of the closing (for options to purchase up to 7,714,680 shares of common stock), as calculated using the treasury stock repurchase method at the offering price.
     Lightyear has also agreed, for a period of 18 months from the closing with certain limited exceptions, not to offer to sell, contract to sell, or otherwise sell, pledge, dispose of or hedge, directly or indirectly, any of the shares of common stock issued to Lightyear under the Redemption Agreement.
Redemption of January 2006 Warrant
     Lightyear will surrender for cancellation a warrant the Company issued to Lightyear in January 2006 in connection with the issuance of the Series C preferred stock, which entitles Lightyear to purchase 1,893,940 shares of common stock at an exercise price of $1.32 per share. In exchange, the Company will pay Lightyear $1.2 million.
Termination of Remaining Warrant According to its Terms
     Lightyear will surrender for cancellation a warrant the Company issued to Lightyear in January 2006 in connection with the issuance of the Series C preferred stock to purchase 1,893,939 shares of common stock at an exercise price of $1.32 per share that becomes exercisable on June 9, 2007. Under the terms of the warrant, it is terminated if the Company redeems the Series C preferred stock in full within 18 months of the date the warrant was issued.
Registration Rights
     Under the Redemption Agreement, Lightyear will be entitled to a single piggyback registration right during the 18 month restriction period, and thereafter will be entitled to a single demand registration right and unlimited piggyback registration rights after such 18 month restriction period, in each case on substantially the same terms as provided in the existing securityholders agreement between the Company and Lightyear.
Termination of Prior Agreements
     At the closing of the offering, all obligations and agreements between Lightyear and the Company will be terminated, excluding the obligations associated with the Redemption Agreement.
Covenants of Lightyear in the Redemption Agreement
     Lightyear has agreed to vote its shares of the Company’s voting stock:
•	at the Company’s annual meeting on May 4, 2006, in favor of the proposal to be submitted to the PBiz shareholders to approve the Company’s proposed reverse stock split;

•	to approve any proposal required to be made to the Company’s shareholders to facilitate the offering or any other transaction by which the Company raises the equity and/or debt required to consummate the Lightyear recapitalization;

•	against any proposal made in opposition to, or in competition or inconsistent with, the Lightyear recapitalization; and

•	against any liquidation or winding up of the Company.
Right of Lightyear to Nominate One Director After Closing
     In addition, Lightyear has agreed that, immediately following the closing of the offering, David Glenn will be the sole director nominated to the Company’s board by Lightyear. Accordingly, Thierry Ho will resign from the board immediately following the offering. Rob McCabe and Lawrence Hough, who were nominated to the board by Lightyear but who are not affiliated with Lightyear, will continue to serve on the board. The Company will be required to take the actions required under applicable law to cause the board of directors, including any nominating committee, to nominate and elect Mr. Glenn to continue to serve on the board of directors until the earlier of (a) his resignation or (b) the date on which Lightyear has disposed of one-third of the shares issued to Lightyear under the Redemption Agreement. If Mr. Glenn dies, becomes disabled, retires, resigns or is removed (with or without cause) from the board before the termination of Lightyear’s rights to nominate him to the board, Lightyear may designate another individual to be elected to fill the vacancy created by his departure from the board.
Conditions to Closing of Lightyear Recapitalization
     Unless Lightyear waives these conditions in writing, the Lightyear capitalization will close when all of the following events have occurred:
•	the Company repays all principal and accrued interest on its Bank of America credit facility;

•	the Company obtains Bank of America’s release of The Lightyear Fund, L.P. from its guarantee of $6.0 million of the Company’s credit facility;

•	the Company’s special committee, with input and advice from management and from Friedman, Billings, Ramsey & Co., Inc., has selected a co-managing underwriter for the offering;

•	the Company enters into an agreement with Lightyear that allows Lightyear to qualify its investment in the Company as a “venture capital investment” as defined under federal regulations;

•	the Company provides irrevocable notice to redeem its Series B preferred stock; and

•	at the time that these conditions have been satisfied, there is no material shareholder litigation pending in connection with the offering or the Redemption Agreement naming as defendants Lightyear or any of the directors nominated by Lightyear.
     This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Redemption Agreement.

Item 3.02.   Unregistered Sales of Equity Securities.
     PBiz incorporates the text of Item 1.01 into this Item 3.02. Those shares of PBiz’s common stock that will be issued pursuant to the Redemption Agreement will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private offering exemption provided by Section 4(2) thereof. In relying on the exemption from registration provided by Section 4(2), PBiz relied on representations from Lightyear that it was an accredited investor as defined under Rule 501(a) of Regulation D under the Securities Act; that it was acquiring the securities for investment purposes and not with a view to distribution or resale; and that the securities would bear a legend restricting their further transfer or sale until they have been registered under the Securities Act or an exemption from registration thereunder is available.
Item 8.01.   Other Events.
     On April 26, 2006, PBiz issued a press release announcing that the Company had filed a Registration Statement for an underwritten offering of its common stock on Form S-1. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     Mr. Todd Shiver, who joined the Company as its Executive Vice President of Financial Institution Sales on December 9, 2005, was appointed Executive Vice President, Sales and Marketing, on April 24, 2006. Mr. Shiver served as Senior Vice President of Captiva Solutions, LLC from April 2005 until he joined the Company in connection with its merger with Captiva. Before joining Captiva, Mr. Shiver served as Senior Vice President of Client Services for Fidelity National Information Services, Inc., a financial institution sales and services company, from November 2004 until April 2005. Mr. Shiver also served as the Vice President of East Coast Sales for InterCept, Inc. from December 2001 until November 2004. On April 20, 2006, Brian M. Riley resigned his position as the Company’s Executive Vice President for Sales and Marketing, effective May 15, 2006.
Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit

10.1	Redemption and Recapitalization Agreement between Private Business, Inc. and Lightyear PBI Holdings, LLC dated April 25, 2006 (incorporated by reference to the Company’s Registration Statement on Form S-1 as filed with the SEC on April 26, 2006 as Exhibit 10.38).
99.1	Press Release dated April 26, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE BUSINESS, INC.
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel and Secretary

Date: April 26, 2006